UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

June 23, 2010

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32496 (Commission File Number)	77-0635673 (IRS Employer Identification No.)

801 Cherry Street, Suite 3200 Fort Worth, Texas (Address of principal executive offices)	76102 (Zip Code)

(817) 698-0900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03                                             Material Modification to Rights of Security Holders.

On June 23, 2010, Cano Petroleum, Inc., a Delaware corporation (the “Company”), filed with the Secretary of State of the State of Delaware a Certificate of Amendment to Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of the Company (the “Series D Amendment”).

The Series D Amendment limits the preferences, rights, privileges or powers of, or restrictions provided for the benefit of, Series D Convertible Preferred Stock, no par value per share, of the Company (“Preferred Stock”) relating to, arising out of or caused by the execution and delivery of that certain Agreement and Plan of Merger dated September 29, 2009, by and among Resaca Exploitation, Inc., a Texas corporation (“Resaca”), Resaca Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Resaca (“Merger Sub”), and the Company (as amended, the “Merger Agreement”) and the consummation of the transactions contemplated thereby, to receipt of the consideration set forth in the Merger Agreement and such other rights reasonably acceptable to the Company, Resaca and the holders of shares of Preferred Stock representing at least a majority of the outstanding shares of Preferred Stock.

The summary of the Series D Amendment set forth in this Item 3.03 does not purport to be complete and is qualified by reference to such Series D Amendment filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of the Company was held at The Fort Worth Club located at 306 W. 7th Street, Suite 1100, Fort Worth, Texas 76102 on Wednesday June 23, 2010, at 10:00 a.m., Fort Worth, Texas time (the “Special Meeting”).

The first item of business upon which the stockholders of the Company voted was a proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into the Company.  The following table presents the number of shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) voted at the Special Meeting for, against, and abstaining from such proposal.

Number of Shares of Common Stock Voted FOR the Proposal	Number of Shares of Common Stock Voted AGAINST the Proposal	Number of Shares of Common Stock ABSTAINING FROM the Proposal

31,737,993	152,222	21,720

The following table presents the number of shares of Preferred Stock voted at the Special Meeting for, against, and abstaining from such proposal.

Number of Shares of Preferred Stock Voted FOR the Proposal	Number of Shares of Preferred Stock Voted AGAINST the Proposal	Number of Shares of Preferred Stock ABSTAINING FROM The Proposal

16,539	0	0

The second item of business upon which the stockholders of the Company voted was a proposal to amend the Certificate of Designations, Rights and Preferences of the Series D Convertible Preferred Stock of the Company dated August 31, 2006, as amended.  The following table presents the number of shares of Common Stock voted at the Special Meeting for, against, and abstaining from such proposal.

Number of Shares of Common Stock Voted FOR the Proposal	Number of Shares of Common Stock Voted AGAINST the Proposal	Number of Shares of Common Stock ABSTAINING FROM The Proposal

31,671,870	181,757	58,308

The following table presents the number of shares of Preferred Stock voted at the Special Meeting for, against, and abstaining from such proposal.

Number of Shares of Preferred Stock Voted FOR the Proposal	Number of Shares of Preferred Stock Voted AGAINST the Proposal	Number of Shares of Preferred Stock ABSTAINING FROM The Proposal

16,539	0	0

The third item of business upon which the stockholders of the Company voted was a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of the first or second items of business presented at the Special Meeting.  The following table presents the number of shares of Common Stock, including shares of Preferred Stock voting on an as-converted basis, voted at the Special Meeting for, against, and abstaining from such proposal.

Number of Shares of Common Stock Voted FOR the Proposal	Number of Shares of Common Stock Voted AGAINST the Proposal	Number of Shares of Common Stock ABSTAINING FROM The Proposal

34,463,909	282,449	41,924

No broker non-votes were cast with respect to any item of business presented at the Special Meeting, because the stockholders of the Company only considered and voted upon non-routine matters.  The items of business upon which the stockholders of the Company voted at the Special Meeting are more fully described in the Company’s Proxy Statement / Prospectus filed with the Securities and Exchange Commission on June 2, 2010.

Item 7.01                                             Regulation FD Disclosure.

On June 24, 2010, the Company issued a press release regarding the results of the Special Meeting (the “Press Release”).  A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with general instruction B.2 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

3.1                                 Certificate of Amendment to Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of the Company

99.1                           Press Release dated June 24, 2010 regarding results of the Special Meeting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: June 24, 2010
	By:	/s/ Benjamin Daitch
Benjamin Daitch
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Certificate of Amendment to Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of the Company

99.1	Press Release dated June 24, 2010 regarding results of the Special Meeting